Exhibit (99)
Wells Fargo & Company
Supplementary Consolidating Financial Information
(Unaudited)
As of June 30, 2011 and For the Six Months Ended June 30, 2011
The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company
Supplementary Consolidating Income Statement Information (Unaudited)

	Six months ended June 30, 2011
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated
Interest income
Trading assets	$138	559	697
Securities available for sale	3,845	485	4,330
Mortgages held for sale	468	331	799
Loans held for sale	28	1	29
Loans	16,202	2,546	18,748
Other interest income	686	(433)	253

Total interest income	21,367	3,489	24,856

Interest expense
Deposits	1,141	68	1,209
Short-term borrowings	38	8	46
Long-term debt	689	1,424	2,113
Other interest expense	126	33	159

Total interest expense	1,994	1,533	3,527

Net interest income	19,373	1,956	21,329
Provision for credit losses	3,486	562	4,048

Net interest income after provision for credit losses	15,887	1,394	17,281

Noninterest income
Service charges on deposit accounts	2,091	(5)	2,086
Trust and investment fees	1,134	4,726	5,860
Card fees	1,908	52	1,960
Other fees	1,759	253	2,012
Mortgage banking	3,690	(55)	3,635
Insurance	29	1,042	1,071
Net gains from trading activities	708	318	1,026
Net gains (losses) on debt securities available for sale	(203)	(91)	(294)
Net gains from equity investments	162	915	1,077
Operating leases	178	2	180
Other	1,341	(568)	773

Total noninterest income	12,797	6,589	19,386

Noninterest expense
Salaries	6,148	890	7,038
Commission and incentive compensation	1,943	2,575	4,518
Employee benefits	1,974	582	2,556
Equipment	1,096	64	1,160
Net occupancy	1,288	213	1,501
Core deposit and other intangibles	903	44	947
FDIC and other deposit assessments	588	32	620
Other	5,397	1,471	6,868

Total noninterest expense	19,337	5,871	25,208

Income before income tax expense	9,347	2,112	11,459
Income tax expense	3,208	365	3,573

Net income before noncontrolling interests	6,139	1,747	7,886
Less: Net income from noncontrolling interests	128	51	179

Net income	$6,011	1,696	7,707

Net income applicable to common stock	$6,011	1,287	7,298

Wells Fargo & Company
Supplementary Consolidating Balance Sheet Information (Unaudited)

	June 30, 2011
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated
Assets
Cash and due from banks	$24,433	(374)	24,059
Federal funds sold, securities purchased under
resale agreements and other short-term investments	85,861	2,545	88,406
Trading assets	33,481	21,289	54,770
Securities available for sale	154,068	32,230	186,298
Mortgages held for sale	20,177	11,077	31,254
Loans held for sale	1,511	1	1,512
Loans	689,075	62,846	751,921
Allowance for loan losses	(17,922)	(2,971)	(20,893)

Net loans	671,153	59,875	731,028

Mortgage servicing rights:
Measured at fair value	15,017	(239)	14,778
Amortized	1,423	(1)	1,422
Premises and equipment, net	8,103	1,510	9,613
Goodwill	20,936	3,840	24,776
Other assets	68,670	23,148	91,818

Total assets	$1,104,833	154,901	1,259,734

Liabilities
Noninterest-bearing deposits	$183,577	18,566	202,143
Interest-bearing deposits	671,391	(19,899)	651,492

Total deposits	854,968	(1,333)	853,635
Short-term borrowings	28,943	24,938	53,881
Accrued expenses and other liabilities	53,673	17,757	71,430
Long-term debt	42,052	100,820	142,872

Total liabilities	979,636	142,182	1,121,818

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	11,730	11,730
Common stock	519	8,357	8,876
Additional paid-in capital	99,145	(43,919)	55,226
Retained earnings	18,601	39,341	57,942
Cumulative other comprehensive income (loss)	5,614	(192)	5,422
Treasury stock	-	(1,546)	(1,546)
Unearned ESOP shares	-	(1,249)	(1,249)

Total stockholders’ equity	123,879	12,522	136,401
Noncontrolling interests	1,318	197	1,515

Total equity	125,197	12,719	137,916

Total liabilities and equity	$1,104,833	154,901	1,259,734

Wells Fargo & Company
Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Six months ended June 30, 2011
	Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated
Preferred stock
Balance, December 31, 2010	$-	8,689	8,689
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(660)	(660)
Preferred stock issued	-	2,501	2,501

Balance, June 30, 2011	-	11,730	11,730

Common stock
Balance, December 31, 2010	519	8,268	8,787
Issued/converted	-	89	89

Balance, June 30, 2011	519	8,357	8,876

Additional paid-in capital
Balance, December 31, 2010	98,971	(45,545)	53,426
Business combinations	46	(46)	-
Capital infusion	128	(128)	-
Noncontrolling interests	-	(42)	(42)
Common stock issued	-	748	748
Preferred stock issued to ESOP	-	102	102
Preferred stock released to ESOP	-	(56)	(56)
Preferred stock converted to common shares	-	624	624
Common stock dividends	-	10	10
Tax benefit upon exercise of stock options	-	62	62
Stock option compensation expense	-	376	376
Net change in deferred compensation and related plans	-	(24)	(24)

Balance, June 30, 2011	99,145	(43,919)	55,226

Retained earnings
Balance, December 31, 2010	17,489	34,429	51,918
Net income	6,011	1,696	7,707
Common stock dividends	(4,900)	3,621	(1,279)
Preferred stock dividends	-	(404)	(404)

Balance, June 30, 2011	18,601	39,341	57,942

Cumulative other comprehensive income
Balance, December 31, 2010	5,280	(542)	4,738
Other comprehensive income	334	(316)	18
Net unrealized gains on securities available for sale	-	748	748
Net unrealized gains on derivatives and hedging activities	-	(110)	(110)

Balance, June 30, 2011	5,614	(192)	5,422

Treasury stock
Balance, December 31, 2010	-	(487)	(487)
Common stock repurchased	-	(1,072)	(1,072)
Net change in deferred compensation and related plans	-	13	13

Balance, June 30, 2011	-	(1,546)	(1,546)

Unearned ESOP shares
Balance, December 31, 2010	-	(663)	(663)
Preferred stock issued to ESOP	-	(1,302)	(1,302)
Preferred stock released to ESOP	-	716	716

Balance, June 30, 2011	-	(1,249)	(1,249)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2010	122,259	4,149	126,408

Balance, June 30, 2011	123,879	12,522	136,401

Noncontrolling interests
Balance, December 31, 2010	1,303	178	1,481
Net income	128	51	179
Noncontrolling interests	(113)	(28)	(141)

Balance, June 30, 2011	1,318	197	1,515

Total stockholders’ equity, June 30, 2011	$125,197	12,719	137,916

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